EXHIBIT 11

                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                For the years ended June 30, 1996, 1995 and 1994


                                                                   1996        1995        1994
                                                                 -------     -------     -------
Primary earnings per share -
Weighted average number of issued shares outstanding               3,729       3,711       3,680

Effect of Stock Incentive Plan                                        --          --         142
                                                                 -------     -------     -------

Shares outstanding used to compute primary earnings per share      3,729       3,711       3,822
                                                                 =======     =======     =======

Net Income (Loss)                                                $  (745)    $(2,483)    $   376
                                                                 =======     =======     =======

Primary earnings per share                                       $  (.20)    $  (.67)    $   .10
                                                                 =======     =======     =======

Fully diluted earnings per share -

Weighted average number of shares used
for primary earnings per share                                     3,729       3,711       3,822

Effect of Stock Incentive Plan                                        --          --          --
                                                                 -------     -------     -------

Shares outstanding used to compute
fully diluted earnings per share                                   3,729       3,711       3,822
                                                                 =======     =======     =======

Net Income(Loss)                                                 $  (745)    $(2,483)    $   376
                                                                 =======     =======     =======

Fully diluted earnings per share                                 $  (.20)    $  (.67)    $   .10
                                                                 =======     =======     =======
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